EXHIBIT 99.2

PC Mall, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2004
(in thousands, except share data)

	Company	eCOST	Pro Forma		Company
	As Reported (A)	As Reported (B)	Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$ 15,090	$ (8,790)	$ 173	(F)	$ 6,473
Short-term investments	7,000	(7,000)			-
Accounts receivable, net of allowance for doubtful accounts	94,432	(2,039)			92,393
Inventories, net	80,651	(1,794)			78,857
Prepaid expenses and other current assets	6,489	(263)			6,226
Due from the Company	-	(813)	813	(H)	-
Deferred income taxes	4,087	(883)			3,204
Total current assets	207,749	(21,582)	986		187,153

Property and equipment, net	9,393	(342)			9,051
Goodwill	1,405	-			1,405
Deferred income taxes	12,162	(4,467)			7,695
Other assets	1,210	(123)			1,087
Total assets	$ 231,919	$ (26,514)	$ 986		$ 206,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 69,526	$ (585)	$ 173	(F)	$ 69,114
Accrued expenses and other current liabilities	22,632	(2,635)			19,997
Due to eCOST.com	-	-	813	(H)	813
Deferred revenue	12,276	(2,014)			10,262
Line of credit	49,027	-			49,027
Notes payable - current portion	500	-			500
Total current liabilities	153,961	(5,234)	986		149,713
Notes payable	2,750	-			2,750
Total liabilities	156,711	(5,234)	986		152,463

Commitments and contingencies
Minority interest	4,297	-	(4,297)	(G)	-

Stockholders’ equity:
Preferred stock	-	-			-
Common stock	12	(17)	17	(I)	12
Additional paid-in capital	99,172	(33,834)	(17)	(I)
			4,297	(G)
			11,238	(N)	80,856
Deferred stock-based compensation	(1,333)	1,333			-
Treasury stock at cost; 294,200 shares	(1,015)	-			(1,015)
Accumulated other comprehensive income	198	-			198
Accumulated deficit	(26,123)	11,238	(11,238)	(N)	(26,123)
Total stockholders' equity	70,911	(21,280)	4,297		53,928
Total liabilities and stockholders’ equity	$ 231,919	$ (26,514)	$ 986		$ 206,391

 See notes to unaudited pro forma consolidated financial statements.

PC Mall, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004
(in thousands, except per share data)

	Company as Reported (A)	eCOST.com as Reported (B)	Pro Forma Adjustments		Company Pro Forma

Net sales	$ 1,157,253	$ (178,464)	$ -		$ 978,789
Cost of goods sold	1,011,787	(162,139)	2,394	(C)	852,042
Gross profit	145,466	(16,325)	(2,394)		126,747

Selling, general and administrative expenses
Selling, general and administrative expense	114,941	(18,384)	6,293	(D)
			(2,394)	(C)
			1,506	(E)
			274	(J)	102,236

Non-cash stock-based compensation expense	1,921		(1,506)	(E)	415
Total selling, general and administrative expenses	116,862	(18,384)	4,173		102,651

Advertising expenses	25,279	-	(6,293)	(D)	18,986
Income from operations	3,325	2,059	(274)		5,110

Interest expense (income), net	1,977	67	-		2,044
Interest expense—PC Mall commercial line of credit	-	(1,329)	1,329	(F)	-
Interest income—PC Mall commercial line of credit	-	1,329	(1,329)	(F)	-
Income before income taxes	1,348	1,992	(274)		3,066
Income tax provision (benefit)	567	784	-		1,351
Minority interest	232	-	(232)	(G)	-
Income (loss) from continuing operations	$ 1,013	$ 1,208	$ (506)		$ 1,715

Earnings per share from continuing operations
Basic	$ 0.09				$ 0.15
Diluted	$ 0.08				$ 0.14

Weighted average number of shares outstanding
Basic	11,119				11,119
Diluted	12,145				12,145

See notes to unaudited pro forma consolidated financial statements.

PC Mall, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2003
(in thousands, except per share data)

	Company as Reported (A)	eCOST.com as Reported (B)	Pro Forma Adjustments		Company Pro Forma
Net sales	$ 975,586	$ (109,709)	$ -		$ 865,877
Cost of goods sold	848,791	(99,409)	1,743	(C)	751,125
Gross profit	126,795	(10,300)	(1,743)		114,752

Selling, general and administrative expenses
Selling, general and administrative expense	97,173	(9,885)	3,182	(D)
			(1,743)	(C)
			64	(J)	88,791

Non-cash stock-based compensation expense	294	-	-		294
Total selling, general and administrative expenses	97,467	(9,885)	1,503		89,085

Advertising expenses	23,305	-	(3,182)	(D)	20,123
Income from operations	6,023	(415)	(64)		5,544

Interest expense (income), net	1,325	(76)	76	(L)	1,325
Interest expense—PC Mall commercial line of credit	-	(1,476)	1,476	(F)	-
Interest income—PC Mall commercial line of credit	-	1,476	(1,476)	(F)	-
Income before income taxes	4,698	(339)	(140)		4,219
Income tax provision (benefit)	1,655	5,872	(6,041)	(K)	1,486
Income (loss) from continuing operations	$ 3,043	$ (6,211)	$ 5,901		$ 2,733

Earnings per share from continuing operations
Basic	$0.29				$0.26
Diluted	$0.26				$0.23

Weighted average number of shares outstanding
Basic	10,651				10,651
Diluted	11,636				11,636

See notes to unaudited pro forma consolidated financial statements.

PC Mall, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per share data)

	Company as Reported (A)	eCOST.com as Reported (B)	Pro Forma Adjustments		Company Pro Forma
Net sales	$ 862,830	$ (89,009)	$ -		$ 773,821
Cost of goods sold	769,740	(79,429)	1,020	(C)
			(2,821)	(M)	688,510
Gross profit	93,090	(9,580)	1,801		85,311

Selling, general and administrative expenses	85,693	(8,945)	86	(D)
			(1,020)	(C)
			2,821	(M)	78,635

Advertising, net	3,059	-	(86)	(D)	2,973
Income from operations	4,338	(635)	-		3,703

Interest expense (income), net	983	(461)	461	(L)	983
Interest expense—PC Mall commercial line of credit	-	(1,097)	1,097	(F)	-
Interest income—PC Mall commercial line of credit	-	1,097	(1,097)	(F)	-
Income before income taxes	3,355	(174)	(461)		2,720
Income tax provision (benefit)	(3,594)	(27)	27	(K)	(3,594)
Income (loss) from continuing operations	$ 6,949	$ (147)	$ (488)		$ 6,314

Earnings per share from continuing operations
Basic	$0.65				$0.59
Diluted	$0.62				$0.57

Weighted average number of shares outstanding
Basic	10,654				10,654
Diluted	11,127				11,127

See notes to unaudited pro forma consolidated financial statements.

PC Mall, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

(A)	This column represents the historical consolidated results of operations and financial position of PC Mall.
(B)	This column reflects the removal of the historical results of operations and financial position of eCOST.
(C)	The adjustment relates to the classification of product fulfillment expenses provided to eCOST by PC Mall classified as cost of sales by eCOST, but incurred as SG&A by PC Mall.
(D)	The adjustment relates to the classification of advertising costs reported in the eCOST stand-alone operating results to conform with the PC Mall presentation.
(E)	The adjustment relates to the classification of non-cash stock-based compensation costs reported in the eCOST stand-alone operating results to comform with the PC Mall presentation.
(F)	The adjustment eliminates the effect of adjustments recorded by eCOST.com to present its financial statements on a stand-alone basis.
(G)	The adjustment reflects elimination of 19.8% minority interest in eCOST.com.
(H)	The adjustment reflects reclassification of intercompany receivable and payable.
(I)	The adjustment reflects $17 reclassification of eCOST.com's common stock to additional paid-in capital.
(J)

The adjustment reflects the add-back of expenses relating to certain shared services (such as accounting, purchasing, cash management and credit card processing) that are included in both the PC Mall pro forma results and eCOST stand-alone results.

(K)	The adjustment relates to tax adjustments necessary to properly state the effective income tax rate ona pro forma basis.
(L)	The adjustment reflects the elimination of intercompany interest recorded in PC Mall's and eCOST's results of operations.
(M)	The adjustment relates to the classification of vendor consideration reported in the eCOST stand-alone operating results to conform with the PC Mall presentation.
(N)	This adjustment is to reclassify the special dividend to additional paid-in-capital since PC Mall has an accumulated deficit.